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                                                                   EXHIBIT 10.32

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------


        This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second Amendment") made as of January 1, 1997, between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Manfred Weigele, Ph.D. (the "Employee").

        The Company and the Employee have entered into an Employment Agreement dated as of October 14, 1991 and amended as of March 2, 1994 (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

        NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

        I.      EMPLOYMENT, DUTIES AND ACCEPTANCE. The second sentence of
Section 1.1 is hereby amended to read as follows:

                "The Employee's title shall be designated by the Chief Executive Officer and initially shall be Senior Vice President, Physical and Chemical Sciences."

        II. TERM OF EMPLOYMENT. The first sentence of Section 2 is hereby amended to read as follows:

                "The term of the Employee's employment under the Agreement is hereby extended to December 31, 1998 (the "Term"), unless sooner terminated pursuant to Section 4 or 5 of this Agreement; PROVIDED, however, that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term")




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        unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable Term."

        III. COMPENSATION. Section 3.1 is hereby replaced and amended in its entirety as follows:

                "3.1. As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $215,000 per annum during the first year of the Term and increased each year thereafter, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board") in its sole discretion, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations."

        IV. TERMINATION BY THE EMPLOYEE. Section 5 is hereby replaced and amended in its entirety as follows:

                "5.1.   The Employee may terminate this Agreement, if any one or
        more of the following shall occur:

                (a) a material breach of the terms of this Agreement by the Company and such breach continues for 30 days after the Employee gives the Company written notice of such breach;

                (b) the Company shall make a general assignment for benefit of creditors; or any proceeding shall be instituted by the Company seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief of the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection 5.1(b);

                (c) an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Company seeking reorganization, arrangement or readjustment of the Company's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and remain undismissed or unstayed for a period of 30 days;

                (d) a receiver, assignee, liquidator, trustee or similar officer for the Company or for all or any part of its property shall be appointed involuntarily, or

                (e)     a Change in Control as defined in Section 14."

        V. SEVERANCE. Section 6 is hereby replaced and amended in its entirety as follows:



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                "6.     If (i) the Company terminates this Agreement without
        Cause or (ii) the Employee terminates this Agreement pursuant to Section 5.1(a), then: (1) except in the case of death or disability, the Company shall continue to pay Employee his current salary for the remaining period of the applicable Term; (2) all options granted pursuant to this Agreement that would have vested during the Term shall vest immediately prior to such termination; (3) the Company shall continue to provide all benefits subject to COBRA at its expense for up to one year.

                In the event of a consummation of a Change in Control of the Company, and if the Employee gives notice of termination within 90 days after such occurrence, then (i) all stock, stock options, stock awards and similar equity rights granted to the Employee shall immediately vest and remain fully exercisable through their original term with all rights; and (ii) the Company shall continue to pay Employee his current salary for the shorter of (a) six months, or (b) the remaining period of the applicable Term."

        VI. DEFINITIONS. The definition of the Company's "Field of Interest" in Section 14(b) of the Agreement is hereby amended to read as follows:

                "The Company's 'Field of Interest' is: the discovery, development and commercialization of pharmaceutical products based on
        (a) intervention in signal transduction pathways; (b) gene and cell therapy; and (c) functional genomics. The Company's Field of Interest may be changed at the sole discretion of the Company from time to time."

                The definition of "Change in Control" shall be added as Section 14(e) of the Agreement as follows:

                " 'Change in Control' means the occurrence of any of the following events (without the consent of the Employee):

                (i) Any corporation, person or other entity makes a tender or exchange offer for shares of the Company's Common Stock pursuant to which such corporation, person or other entity acquires more than 50% of the issued and outstanding shares of the Company's Common Stock;

                (ii) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of the Company's assets; or

                (iii)   Any person within the meaning of Section 3 (a) (9) or
        Section 13 (d) of the Securities Exchange Act of 1934 acquires more than 50% of the combined voting power of Company's issued and outstanding voting securities entitled to vote in the election of the Board."



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        VII.    This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

        VIII. Except as modified by this Second Amendment, the Agreement remains in full force and effect and unchanged.

                IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.




                                    ARIAD PHARMACEUTICALS, INC.

                                    By: /s/ Harvey J. Berger
                                       ----------------------------------------
                                       Harvey J. Berger, M.D.
                                       Chairman and Chief Executive Officer


                                    EMPLOYEE


                                    /s/ Manfred Weigele, Ph.D.
                                    -------------------------------------------
                                    Manfred Weigele, Ph.D.






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